UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 18, 2012
BLYTH, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)
One East Weaver Street Greenwich, Connecticut (Address of principal executive offices)	06831 (Zip Code)
(203) 661-1926
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.
On December 18, 2012, Blyth, Inc., a Delaware corporation (“Blyth” or the “Company”), Blyth VSH Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Blyth (“VSH”), ViSalus Holdings, LLC, a Delaware limited liability company (“ViSalus Holdings”), ViSalus, Inc., a Nevada corporation and a wholly-owned subsidiary of ViSalus Holdings (“ViSalus”) and all of the other members of ViSalus Holdings entered into an Agreement Concerning the Membership Interest Purchase Agreement, dated as of December 18, 2012 (the “Amendment Agreement”), which amended the Membership Interest Purchase Agreement, dated as of August 4, 2008, as amended by the First Amendment thereto on October 21, 2008 and a Second Amendment thereto on January 12, 2012 (the “Purchase Agreement”), pursuant to which VSH agreed, subject to the terms and conditions of the Purchase Agreement, to purchase all of the outstanding membership interests in ViSalus Holdings in a series of purchases. Terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
Pursuant to the Amendment Agreement, (a) 28% of the units of ViSalus Holdings that were to be purchased at the Fourth Closing were acquired on December 18, 2012, by VSH in consideration for a total cash payment of $57,368,459, (b) the remaining 72% of the units that were to be purchased at the Fourth Closing were acquired by ViSalus Holdings in consideration for the delivery of a total of 1,428,110 unregistered shares of Series A Redeemable Convertible Preferred Stock of ViSalus and 7,798,420 unregistered shares of Series B Redeemable Convertible Preferred Stock of ViSalus, (c) all of the units that were held by Blyth were exchanged for a total of 2,303,124 shares of Class A Common Stock and 35,470,346 shares of Class B Common Stock of ViSalus and (d) ViSalus will redeem all of the outstanding interests under its Equity Incentive Plan for $25,341,278, which redemption will be funded by Blyth, and such Plan will terminate.
The shares of the Series A and Series B Redeemable Convertible Preferred Stock (the “Preferred Shares”) are required to be redeemed on December 31, 2017, which date may be extended with the consent of the holders of a majority of the voting power of the Preferred Stock (the “Redemption Date”), for a total cash consideration of $147,532,215, unless prior to such date ViSalus has made an initial public offering of its shares of common stock at a price that indicates a valuation of ViSalus of $800,000,000 or more, in which event the Preferred Shares will automatically convert into shares of common stock of ViSalus on a one-to-one basis. The threshold valuation of $800,000,000 or more is an aspirational goal and should not be considered the valuation of ViSalus at the date hereof or to predict ViSalus' valuation at any time in the future. Blyth has guaranteed the performance by ViSalus of its redemption obligation. In the event that ViSalus does not redeem the Preferred Shares within ten days after the Redemption Date, each of the Preferred Shares will automatically become convertible into 100 shares of common stock of ViSalus.
As a result of the foregoing transactions, Blyth now owns approximately 80.4% of the capital stock of ViSalus on a fully converted basis; however, if each of the Preferred Shares were to become convertible into 100 shares of common stock of ViSalus, Blyth would own approximately 4% of the capital stock of ViSalus. In connection with the foregoing transactions, ViSalus has adopted a policy pursuant to which ViSalus will declare and pay quarterly dividends out of available cash, subject to appropriate reserves. Based on its ownership as of the date hereof, Blyth will receive 80.4% of any such cash dividends declared and paid.
The transactions that occurred at the Fourth Closing involved related parties. Robert B. Goergen (Blyth's Chairman of the Board of Directors and Chief Executive Officer), Robert B. Goergen, Jr. (Blyth's President and Chief Operating Officer) and Todd A. Goergen (the Chief Strategy Officer of ViSalus, Inc.) owned 2.4%, 0.1% and 0.8%, respectively, of the membership interests in ViSalus Holdings before the completion of such transactions and now own 1.8%, 0.1% and 0.6%, respectively, of the outstanding capital stock of ViSalus. Of the $57,368,459 that was paid by VSH to the other holders of membership interests in ViSalus Holdings, VSH paid $5,128,441 to Robert B. Goergen, $1,739,330 to Todd A. Goergen (and trusts affiliated with him) and $207,830 to Robert B. Goergen, Jr. In addition, of the $147,532,215 aggregate redemption amount that will be paid upon redemption of the Preferred Stock, $13,188,600 of such redemption amount will paid to Robert B. Goergen, $534,450 of such redemption amount will be paid to Robert B. Goergen, Jr. and $4,472,963of such redemption amount will be paid to Todd A. Goergen (and trusts affiliated with him). In addition, Robert B. Goergen will receive 1.8%, Robert B. Goergen, Jr. will receive 0.1% and Todd A. Goergen (and trusts affiliated with him) will receive 0.6% of any cash dividends declared and paid by ViSalus. Robert B. Goergen is the father of Robert B. Goergen, Jr. and Todd A. Goergen, who are brothers. Pamela M. Goergen, a director of Blyth, is the wife of Robert B. Goergen and the mother of Robert B. Goergen, Jr. and Todd A. Goergen. In addition, a pro rata portion of the $57,368,459 that was paid by VSH to the Sellers was paid to Ryan Blair (Founder and Chief Executive Officer of ViSalus), Blake Mallen (Founder and Chief Marketing Officer of ViSalus) and Nick Sarnicola, one of the Founders of ViSalus and now a Global Ambassador of ViSalus, as well as other current and former employees of ViSalus, and a pro rata portion of the shares of Preferred Stock of ViSalus that were issued was received by each of the Founders and such other current and former employees of ViSalus.
The payments made by VSH and ViSalus Holdings in the Fourth Closing were determined based upon an estimate of the amount that would have been paid pursuant to the formula in the Purchase Agreement, pursuant to which formula Blyth agreed to pay a percentage of eight (8) times ViSalus' adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, at each of the four closings contemplated by the Purchase Agreement. The adjusted EBITDA that was used for purposes of determining the payments made at the Fourth Closing was based upon an estimate by Blyth and ViSalus that ViSalus' 2012 EBITDA will be $95,928,622 (as compared to ViSalus' 2011 EBITDA of $36,097,028). The Amendment Agreement does not provide for any increase or decrease in the purchase price paid for the units at the Fourth Closing in the event there is a difference between ViSalus' estimated 2012 EBITDA and its EBITDA as determined from the 2012 financial statements of ViSalus. By reason of the fact that is only an estimate, ViSalus' estimated EBITDA for 2012 cannot be relied upon as being indicative of what will be its final EBITDA for 2012.
The foregoing description of the Amendment Agreement, is not complete and is qualified in its entirety by reference to the Amendment Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference, the Purchase Agreement, which is attached as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on August 5, 2008, and is incorporated herein by reference and the Second Amendment to the Purchase Agreement, which is attached as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on January 13, 2012, and is incorporated herein by reference. Each of such documents has been provided to give investors information regarding their terms. They are not intended to provide any other factual information about Blyth, VSH, ViSalus Holdings, ViSalus or the Sellers. In particular, the assertions embodied in ViSalus Holdings' representations and warranties contained in the Purchase Agreement and its subsequent amendments are qualified by information in the disclosure schedules provided by ViSalus Holdings to Blyth and VSH in connection with the signing of the Purchase Agreement and such subsequent amendments. These disclosure schedules, which were not filed, contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement and its subsequent amendments. Moreover, certain representations and warranties in the Purchase Agreement and such amendments were used for the purpose of allocating risk between Blyth, VSH, ViSalus Holdings and the Sellers rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement and its subsequent amendments as characterizations of the actual state of facts about Blyth, VSH, ViSalus Holdings, ViSalus or the Sellers.
Item 1.02. Termination of a Material Definitive Agreement.
On December 18, 2012, as a result of the consummation of the transactions contemplated by the Amendment Agreement described in Item 1.01, above, the Purchase Agreement was terminated. See the disclosure contained in Item 1.01 above, which is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 18, 2012, Blyth entered into the Amendment Agreement. The Preferred Shares that were issued by ViSalus are required to be redeemed on the Redemption Date for a total cash consideration of $147,532,215, unless prior to such date ViSalus has made an initial public offering of its shares of common stock at a price that indicates a valuation of ViSalus of $800,000,000 or such date has been extended with the consent of the holders of a majority of the voting power of the Preferred Stock. The threshold valuation of $800,000,000 or more is an aspirational goal and should not be considered the valuation of ViSalus at the date hereof or to predict ViSalus' valuation at any time in the future. Blyth has guaranteed the performance by ViSalus of its redemption obligation. See the disclosure contained in Item 1.01 above, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

2.1
Agreement Concerning the Membership Interest Purchase Agreement, dated as of December 18, 2012, among Blyth, Inc., Blyth VSH Acquisition Corporation, ViSalus Holdings, LLC, ViSalus, Inc. and the other members of ViSalus Holdings, LLC.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the payment to be made by Blyth to the other stockholders of ViSalus in December 2017, ViSalus' intention to redeem and terminate its Equity Incentive Plan, ViSalus' intention and ability to pay cash dividends, and ViSalus' ability to conduct an initial public offering, as well as any implied value of ViSalus at the time of any initial public offering. Forward-looking statements also include statements concerning Blyth's and ViSalus' plans, objectives, goals, strategies, future events, performance or future value and underlying assumptions and other statements that are other than statements of historical facts and may be identified by words such as “will,” “expect” or “intend” and any other similar words. Actual results could differ materially due to various factors, including Blyth's ability to make the payment to the other stockholders of ViSalus in the amount of $147,532,215 in December 2017, the ability of ViSalus to conduct an initial public offering, the slowing of the United States or European economies or retail environments, the risk that we will be unable to maintain our historic growth rate, our ability to respond appropriately to changes in product demand, the risk that we will be unable to integrate the businesses that we acquire, including if we complete the acquisition of ViSalus, into our existing operations, the risks (including foreign currency fluctuations, economic and political instability, transportation delays, difficulty in maintaining quality control, trade and foreign tax laws and others) associated with international sales and foreign sourced products, risks associated with our ability to recruit new independent sales consultants, our dependence on key corporate management personnel, risks associated with the sourcing of raw materials for our products, competition in terms of price and new product introductions, risks associated with our information technology systems (including, susceptibility to outages due to fire, floods, power loss, telecommunications failures, computer viruses, break-ins and similar events) and other factors described in this Current Report on Form 8-K and in our most recently filed Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The forward-looking statements made in this Current Report on Form 8-K are made only as of the date hereof, and Blyth undertakes no obligation to update them to reflect subsequent events or circumstances except as may be required by securities laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLYTH, INC.
Date: December 20, 2012                 By:    /s/ Michael S. Novins
Michael S. Novins
Vice President & General Counsel